DENNY’S CORPORATION REPORTS RESULTS FOR THIRD QUARTER 2024
AND HOSTS INVESTOR DAY TODAY

SPARTANBURG, S.C., October 22, 2024 - Denny’s Corporation (the "Company") (NASDAQ: DENN), owner and operator of Denny's Inc. ("Denny's") and Keke's Inc. ("Keke's") today reported results for its third quarter ended September 25, 2024 and provided a business update on the Company’s operations.

Kelli Valade, Chief Executive Officer, stated, “Our third quarter sales results directly reflect ongoing brand investments and dedicated focus on value that resulted in outpacing the category. Denny’s domestic system-wide same-restaurant sales** outperformed the BBI Family Dining index for the third consecutive quarter driven by the relaunch of our fan favorite $2-$4-$6-$8 value menu and the continued expansion of off-premises with our third virtual brand, Banda Burrito. Keke’s also experienced significant sequential improvement in same-restaurant sales** as our initiatives to enact foundational marketing strategies and expand the alcohol program continued our efforts to close the gap to the competitive set. We are also very excited to be hosting an Investor Day today.”

Beginning at 9:00am EST this morning, the Company will be hosting an Investor Day in New York, as well as a live webcast, to detail strategic initiatives to build on its third quarter progress and ensure long-term financial opportunities for its brands. The investor day will highlight the Company’s plan to grow average unit volume sales, margins and the portfolio, while balancing capital allocations to maximize shareholder returns.

Third Quarter 2024 Highlights(1)

•Total operating revenue was $111.8 million compared to $114.2 million for the prior year quarter.
•Denny's domestic system-wide same-restaurant sales** were (0.1%) compared to the equivalent fiscal period in 2023, including (0.1%) at domestic franchised restaurants and (0.4%) at company restaurants.
•Opened two Denny's domestic franchised restaurants.
•Completed six Denny's remodels, including three company remodels.
•Operating income was $11.7 million compared to $14.0 million for the prior year quarter.
•Adjusted franchise operating margin* was $30.1 million, or 51.0% of franchise and license revenue, and Adjusted company restaurant operating margin* was $6.2 million, or 11.8% of company restaurant sales.
•Net income was $6.5 million, or $0.12 per diluted share.
•Adjusted net income* and adjusted net income per share* were $7.2 million and $0.14, respectively.
•Adjusted EBITDA* was $20.0 million.

(1) Beginning fiscal 2024, the Company has evolved its definition of non-GAAP measures. Please see the definitions, explanations, and reconciliations further in this release.

Third Quarter 2024 Results

Total operating revenue was $111.8 million compared to $114.2 million for the prior year quarter.

Franchise and license revenue was $59.1 million compared to $61.0 million for the prior year quarter. This change was primarily driven by a decrease in initial and other fees associated with the sale of kitchen equipment in the prior year quarter, and decreases in equivalent units and franchise occupancy revenue, partially offset by an increase in franchise advertising revenue primarily related to higher local advertising co-op contributions for the current quarter.

Company restaurant sales were $52.7 million compared to $53.2 million for the prior year quarter primarily driven by four fewer Denny's equivalent units, including three refranchised units, partially offset by three additional Keke's equivalent units for the current quarter.

Adjusted franchise operating margin* was $30.1 million, or 51.0% of franchise and license revenue, compared to $31.1 million, or 51.0% for the prior year quarter. This margin change was primarily driven by the impact of fewer equivalent units on royalty revenues and lease terminations.

Adjusted company restaurant operating margin* was $6.2 million, or 11.8% of company restaurant sales, compared to $7.6 million, or 14.3% for the prior year quarter. This margin change was primarily due to investments in marketing and higher occupancy costs, including general liability insurance costs, for the current quarter.

Total general and administrative expenses were $19.8 million compared to $18.2 million in the prior year quarter. This change was primarily due to an increase in corporate administration expense.

The provision for income taxes was $1.5 million, reflecting an effective tax rate of 18.5% for the current quarter.

Net income was $6.5 million, or $0.12 per diluted share. Adjusted net income* per share was $0.14.

The Company ended the quarter with $272.0 million of total debt outstanding, including $261.0 million of borrowings under its credit facility.

Capital Allocation

The Company invested $7.8 million in cash capital expenditures, which included Keke's new development and Denny's company remodels.

During the quarter, the Company allocated $1.8 million to share repurchases resulting in approximately $89.2 million remaining under its existing repurchase authorization.

Business Outlook

The following full year 2024 expectations reflect management's expectations that the current consumer and economic environment will not change materially, as well as the Company's strategic initiative to accelerate the closure of lower volume Denny's restaurants.

•Denny's domestic system-wide same-restaurant sales** between (1%) and 0% (vs. between (1%) and 1%).
•Consolidated restaurant openings of 30 to 40, including 12 to 16 new Keke's restaurants, with a consolidated net decline of 45 to 55 (vs. 20 to 30).
•Commodity inflation of approximately 2% (vs. between 0% and 2%).
•Labor inflation between 3% and 4%.
•Total general and administrative expenses between $82 million and $85 million, including approximately $11 million related to share-based compensation expense which does not impact Adjusted EBITDA*.
•Adjusted EBITDA* between $81 million and $84 million (vs. between $83 million and $87 million).

*    Please refer to the Reconciliation of Net Income to Non-GAAP Financial Measures, as well as the Reconciliation of Operating Income to Non-GAAP Financial Measures included in the tables below. The Company is not able to reconcile the forward-looking non-GAAP estimate set forth above to its most directly comparable U.S. generally accepted accounting principles (GAAP) estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates, including gains, losses and other charges, with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP estimate is not provided.

**     Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, initial and other fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

Conference Call and Webcast Information

The Company will provide further commentary on the results for the third quarter ended September 25, 2024 and its investor day on a webcast today, Tuesday, October 22, 2024 at 9:00 a.m. Eastern Time. Interested parties are invited to listen to the webcast accessible through the Company's investor relations website at investor.dennys.com.

About Denny's Corporation

Denny’s Corporation is one of America’s largest full-service restaurant chains based on number of restaurants. As of September 25, 2024, the Company consisted of 1,586 restaurants, 1,514 of which were franchised and licensed restaurants and 72 of which were company operated.

The Company consists of the Denny’s brand and the Keke’s brand. As of September 25, 2024, the Denny's brand consisted of 1,525 global restaurants, 1,464 of which were franchised and licensed restaurants and 61 of which were company operated. As of September 25, 2024, the Keke's brand consisted of 61 restaurants, 50 of which were franchised restaurants and 11 of which were company operated.

For further information on Denny's Corporation, including news releases, links to SEC filings, and other financial information, please visit investor.dennys.com.

Non-GAAP Definition Changes

The Company has evolved its definition of non-GAAP financial measures starting in fiscal 2024 to provide more clarity and comparability relative to peers. Denny's Corporation management uses certain non-GAAP measures in analyzing operating performance and believes that the presentation of these measures provides investors and analysts with information that is beneficial to gaining an understanding of the Company's financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP.

The Company excludes legal settlement expenses, pre-opening expenses, and other items management does not consider in the evaluation of its ongoing core operating performance from adjusted operating margin*, adjusted net income*, adjusted net income per share*, and adjusted EBITDA*. In addition, the Company no longer deducts cash payments for restructuring and exit costs, or cash payments for share-based compensation from Adjusted EBITDA*. Lastly, the Company has transitioned to utilizing GAAP cash flows included in its SEC filed documents in lieu of a non-GAAP financial measure.

Reconciliations of these non-GAAP measures are included in the tables of this press release and a recast of historical non-GAAP financial measures can be found on the Company's website, or its most recent investor presentation.

Cautionary Language Regarding Forward-Looking Statements

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release. In addition, certain matters discussed in this release may constitute forward-looking statements. These forward-looking statements, which reflect management's best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, "will", and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: economic, public health and political conditions that impact consumer confidence and spending, commodity and labor inflation; the ability to effectively staff restaurants and support personnel; the Company's ability to maintain adequate levels of liquidity for its cash needs, including debt obligations, payment of dividends, planned share repurchases and capital expenditures as well as the ability of its customers, suppliers, franchisees and lenders to access sources of liquidity to provide for their own cash needs; competitive pressures from within the restaurant industry; the Company's ability to integrate and derive the expected benefits from its acquisition of Keke's Breakfast Cafe; the level of success of the Company’s operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment and geopolitical events (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 27, 2023 (and in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

Investor Contact:    877-784-7167

Media Contact:    864-597-8005

DENNY’S CORPORATION
Consolidated Balance Sheets
(Unaudited)

($ in thousands)	9/25/24	12/27/23
Assets
Current assets
Cash and cash equivalents	$1,466	$4,893
Investments	2,902	1,281
Receivables, net	17,038	21,391
Inventories	1,835	2,175
Assets held for sale	—	1,455
Prepaid and other current assets	10,610	12,855
Total current assets	33,851	44,050
Property, net	101,532	93,494
Finance lease right-of-use assets, net	6,411	6,098
Operating lease right-of-use assets, net	121,169	116,795
Goodwill	66,357	65,908
Intangible assets, net	92,112	93,428
Deferred financing costs, net	1,225	1,702
Other noncurrent assets	38,966	43,343
Total assets	$461,623	$464,818

Liabilities
Current liabilities
Current finance lease liabilities	$1,457	$1,383
Current operating lease liabilities	15,076	14,779
Accounts payable	14,685	24,070
Other current liabilities	56,474	63,068
Total current liabilities	87,692	103,300
Long-term liabilities
Long-term debt	261,000	255,500
Noncurrent finance lease liabilities	9,540	9,150
Noncurrent operating lease liabilities	117,390	114,451
Liability for insurance claims, less current portion	7,160	6,929
Deferred income taxes, net	4,619	6,582
Other noncurrent liabilities	28,705	31,592
Total long-term liabilities	428,414	424,204
Total liabilities	516,106	527,504

Shareholders' deficit
Common stock	533	529
Paid-in capital	13,129	6,688
Deficit	(7,009)	(21,784)
Accumulated other comprehensive loss, net	(43,445)	(41,659)
Treasury stock	(17,691)	(6,460)
Total shareholders' deficit	(54,483)	(62,686)
Total liabilities and shareholders' deficit	$461,623	$464,818

Debt Balances
Credit facility revolver due 2026	$261,000	$255,500
Finance lease liabilities	10,997	10,533
Total debt	$271,997	$266,033

DENNY’S CORPORATION
Condensed Consolidated Statements of Income
(Unaudited)

	Quarter Ended
($ in thousands, except per share amounts)	9/25/24	9/27/23
Revenue:
Company restaurant sales	$52,701	$53,153
Franchise and license revenue	59,058	61,030
Total operating revenue	111,759	114,183
Costs of company restaurant sales, excluding depreciation and amortization	46,820	45,893
Costs of franchise and license revenue, excluding depreciation and amortization	28,999	29,810
General and administrative expenses	19,831	18,237
Depreciation and amortization	3,622	3,605
Operating (gains), losses and other charges, net	746	2,620
Total operating costs and expenses, net	100,018	100,165
Operating income	11,741	14,018
Interest expense, net	4,571	4,381
Other nonoperating (income) expense, net	(824)	43
Income before income taxes	7,994	9,594
Provision for income taxes	1,478	1,686
Net income	$6,516	$7,908

Net income per share - basic	$0.12	$0.14
Net income per share - diluted	$0.12	$0.14

Basic weighted average shares outstanding	52,148	55,869
Diluted weighted average shares outstanding	52,207	56,082

Comprehensive (loss) income	$(2,468)	$20,469

General and Administrative Expenses
Corporate administrative expenses	$15,875	$14,580
Share-based compensation	3,006	2,864
Incentive compensation	447	1,049
Deferred compensation valuation adjustments	503	(256)
Total general and administrative expenses	$19,831	$18,237

DENNY’S CORPORATION
Condensed Consolidated Statements of Income
(Unaudited)

	Three Quarters Ended
($ in thousands, except per share amounts)	9/25/24	9/27/23
Revenue:
Company restaurant sales	$159,391	$161,486
Franchise and license revenue	178,269	187,083
Total operating revenue	337,660	348,569
Costs of company restaurant sales, excluding depreciation and amortization	142,516	138,953
Costs of franchise and license revenue, excluding depreciation and amortization	89,801	92,657
General and administrative expenses	61,539	58,515
Depreciation and amortization	10,938	10,878
Goodwill impairment charges	20	—
Operating (gains), losses and other charges, net	1,984	2,467
Total operating costs and expenses, net	306,798	303,470
Operating income	30,862	45,099
Interest expense, net	13,564	13,288
Other nonoperating (income) expense, net	(1,685)	9,470
Income before income taxes	18,983	22,341
Provision for income taxes	4,208	5,298
Net income	$14,775	$17,043

Net income per share - basic	$0.28	$0.30
Net income per share - diluted	$0.28	$0.30

Basic weighted average shares outstanding	52,635	56,764
Diluted weighted average shares outstanding	52,739	56,973

Comprehensive income	$12,989	$31,980

General and Administrative Expenses
Corporate administrative expenses	$46,843	$43,919
Share-based compensation	8,406	8,477
Incentive compensation	4,868	5,335
Deferred compensation valuation adjustments	1,422	784
Total general and administrative expenses	$61,539	$58,515

DENNY’S CORPORATION
Reconciliation of Net Income to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain non-GAAP financial measures are useful information to investors and analysts to assist in the evaluation of operating performance on a period-to-period basis. However, non-GAAP measures should be considered as a supplement to, not a substitute for, operating income, net income, and net income per share, or other financial performance measures prepared in accordance with GAAP. The Company uses adjusted EBITDA, adjusted net income and adjusted net income per share internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including incentive compensation for certain employees. These non-GAAP measures are adjusted for certain items the Company does not consider in the evaluation of its ongoing core operating performance. These adjustments are either non-recurring in nature or vary from period to period without correlation to the Company's ongoing core operating performance.

	Quarter Ended		Three Quarters Ended
($ in thousands, except per share amounts)	9/25/24	9/27/23	9/25/24	9/27/23
Net income	$6,516	$7,908	$14,775	$17,043
Provision for income taxes	1,478	1,686	4,208	5,298
Goodwill impairment charges	—	—	20	—
Operating (gains), losses and other charges, net	746	2,620	1,984	2,467
Other nonoperating (income) expense, net	(824)	43	(1,685)	9,470
Share-based compensation expense	3,006	2,864	8,406	8,477
Deferred compensation plan valuation adjustments	503	(256)	1,422	784
Interest expense, net	4,571	4,381	13,564	13,288
Depreciation and amortization	3,622	3,605	10,938	10,878
Legal settlement expenses	152	245	1,809	475
Pre-opening expenses	209	105	766	130
Other adjustments	40	(78)	2,532	(75)
Adjusted EBITDA	$20,019	$23,123	$58,739	$68,235

Net income	$6,516	$7,908	$14,775	$17,043
Losses and amortization on interest rate swap derivatives, net	194	94	502	10,838
Losses (gains) on sales of assets and other charges, net	6	(88)	(88)	(2,132)
Impairment charges (1)	78	1,711	812	1,840
Legal settlement expenses	152	245	1,809	475
Pre-opening expenses	209	105	766	130
Other adjustments	40	(78)	2,532	(75)
Tax effect (2)	(4)	(237)	(1,406)	(2,581)
Adjusted net income	$7,191	$9,660	$19,702	$25,538

Diluted weighted average shares outstanding	52,207	56,082	52,739	56,973

Net income per share - diluted	$0.12	$0.14	$0.28	$0.30
Adjustments per share	0.02	0.03	0.09	0.15
Adjusted net income per share	$0.14	$0.17	$0.37	$0.45

(1)	Impairment charges include goodwill impairment charges of less than $0.1 million for the year-to-date period ended September 25, 2024.
(2)	Tax adjustments for the quarter and year-to-date period ended September 25, 2024 reflect effective tax rates of 0.6% and 22.2%, respectively. Tax adjustments for the quarter and year-to-date period ended September 27, 2023 reflect effective tax rates of 11.9% and 23.3%, respectively.

DENNY’S CORPORATION
Reconciliation of Operating Income to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain other non-GAAP financial measures are useful information to investors and analysts to assist in the evaluation of restaurant-level operating efficiency and performance of ongoing restaurant-level operations. However, non-GAAP measures should be considered as a supplement to, not a substitute for, operating income, net income, and net income per share, or other financial performance measures prepared in accordance with GAAP. The Company uses restaurant-level operating margin, company restaurant operating margin and franchise operating margin internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including incentive compensation for certain employees.

Restaurant-level operating margin is the total of company restaurant operating margin and franchise operating margin and excludes: (i) general and administrative expenses, which include primarily non-restaurant-level costs associated with support of company and franchised restaurants and other activities at their corporate office; (ii) depreciation and amortization expense, substantially all of which is related to company restaurant-level assets, because such expenses represent historical sunk costs which do not reflect current cash outlays for the restaurants; (iii) special items, included within operating (gains), losses and other charges, net, to provide investors with a clearer perspective of its ongoing operating performance and a more relevant comparison to prior period results.

Company restaurant operating margin is defined as company restaurant sales less costs of company restaurant sales (which include product costs, company restaurant level payroll and benefits, occupancy costs, and other operating costs including utilities, repairs and maintenance, marketing and other expenses) and presents it as a percent of company restaurant sales. Adjusted company operating restaurant margin is defined as company restaurant operating margin less certain items such as legal settlement expenses, pre-opening expenses, and other items the Company does not consider in the evaluation of its ongoing core operating performance.

Franchise operating margin is defined as franchise and license revenue (which includes franchise royalties and other non-food and beverage revenue streams such as initial franchise and other fees, advertising revenue and occupancy revenue) less costs of franchise and license revenue and presents it as a percent of franchise and license revenue. Adjusted franchise operating margin is defined as franchise operating margin less certain items the Company does not consider in the evaluation of its ongoing core operating performance.

Adjusted restaurant-level operating margin is the total of adjusted company restaurant operating margin and adjusted franchise operating margin and is defined as restaurant-level operating margin adjusted for certain items the Company does not consider in the evaluation of its ongoing core operating performance. These adjustments are either non-recurring in nature or vary from period to period without correlation to the Company's ongoing core operating performance.

	Quarter Ended		Three Quarters Ended
($ in thousands)	9/25/24	9/27/23	9/25/24	9/27/23
Operating income	$11,741	$14,018	$30,862	$45,099
General and administrative expenses	19,831	18,237	61,539	58,515
Depreciation and amortization	3,622	3,605	10,938	10,878
Goodwill impairment charges	—	—	20	—
Operating (gains), losses and other charges, net	746	2,620	1,984	2,467
Restaurant-level operating margin	$35,940	$38,480	$105,343	$116,959

Restaurant-level operating margin consists of:
Company restaurant operating margin (1)	$5,881	$7,260	$16,875	$22,533
Franchise operating margin (2)	30,059	31,220	88,468	94,426
Restaurant-level operating margin	$35,940	$38,480	$105,343	$116,959
Adjustments (3)	401	272	5,107	530
Adjusted restaurant-level operating margin	$36,341	$38,752	$110,450	$117,489

(1)	Company restaurant operating margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of franchise and license revenue, excluding depreciation and amortization; less franchise and license revenue.
(2)	Franchise operating margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of company restaurant sales, excluding depreciation and amortization; less company restaurant sales.
(3)	Adjustments include legal settlement expenses, pre-opening costs, and other adjustments the Company does not consider in the evaluation of its ongoing core operating performance. Adjustments for the year-to-date period ended September 25, 2024 include a $2.6 million distribution to franchisees related to a review of advertising costs.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter Ended
($ in thousands)	9/25/24		9/27/23
Company restaurant operations: (1)
Company restaurant sales	$52,701	100.0%	$53,153	100.0%
Costs of company restaurant sales, excluding depreciation and amortization:
Product costs	13,611	25.8%	13,587	25.6%
Payroll and benefits	19,838	37.6%	19,754	37.2%
Occupancy	4,443	8.4%	4,085	7.7%
Other operating costs:
Utilities	1,959	3.7%	2,120	4.0%
Repairs and maintenance	964	1.8%	996	1.9%
Marketing	1,859	3.5%	1,393	2.6%
Legal settlements	152	0.3%	245	0.5%
Pre-opening costs	209	0.4%	105	0.2%
Other direct costs	3,785	7.2%	3,608	6.8%
Total costs of company restaurant sales, excluding depreciation and amortization	$46,820	88.8%	$45,893	86.3%
Company restaurant operating margin (non-GAAP) (2)	$5,881	11.2%	$7,260	13.7%
Adjustments (3)	361	0.7%	350	0.7%
Adjusted company restaurant operating margin (non-GAAP) (2)	$6,242	11.8%	$7,610	14.3%

Franchise operations: (4)
Franchise and license revenue:
Royalties	$29,101	49.3%	$29,703	48.7%
Advertising revenue	20,172	34.2%	19,297	31.6%
Initial and other fees	1,639	2.8%	3,388	5.6%
Occupancy revenue	8,146	13.8%	8,642	14.2%
Total franchise and license revenue	$59,058	100.0%	$61,030	100.0%

Costs of franchise and license revenue, excluding depreciation and amortization:
Advertising costs	$20,172	34.2%	$19,297	31.6%
Occupancy costs	5,256	8.9%	5,389	8.8%
Other direct costs	3,571	6.0%	5,124	8.4%
Total costs of franchise and license revenue, excluding depreciation and amortization	$28,999	49.1%	$29,810	48.8%
Franchise operating margin (non-GAAP) (2)	$30,059	50.9%	$31,220	51.2%
Adjustments (3)	40	0.1%	(78)	(0.1)%
Adjusted franchise operating margin (non-GAAP) (2)	$30,099	51.0%	$31,142	51.0%

Total operating revenue (5)	$111,759	100.0%	$114,183	100.0%
Total costs of operating revenue (5)	75,819	67.8%	75,703	66.3%
Restaurant-level operating margin (non-GAAP) (5)	$35,940	32.2%	$38,480	33.7%

(1)	As a percentage of company restaurant sales.
(2)	Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin and adjusted operating margin are considered non-GAAP financial measures and should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with GAAP.
(3)	Adjustments include legal settlement expenses, pre-opening costs, and other adjustments the Company does not consider in the evaluation of its ongoing core operating performance.
(4)	As a percentage of franchise and license revenue.
(5)	As a percentage of total operating revenue.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Three Quarters Ended
($ in thousands)	9/25/24		9/27/23
Company restaurant operations: (1)
Company restaurant sales	$159,391	100.0%	$161,486	100.0%
Costs of company restaurant sales, excluding depreciation and amortization:
Product costs	40,554	25.4%	41,796	25.9%
Payroll and benefits	60,805	38.1%	60,482	37.5%
Occupancy	13,687	8.6%	12,259	7.6%
Other operating costs:
Utilities	5,309	3.3%	6,037	3.7%
Repairs and maintenance	2,977	1.9%	2,667	1.7%
Marketing	5,339	3.3%	4,207	2.6%
Legal settlements	1,809	1.1%	475	0.3%
Pre-opening costs	766	0.5%	130	0.1%
Other direct costs	11,270	7.1%	10,900	6.7%
Total costs of company restaurant sales, excluding depreciation and amortization	$142,516	89.4%	$138,953	86.0%
Company restaurant operating margin (non-GAAP) (2)	$16,875	10.6%	$22,533	14.0%
Adjustments (3)	2,575	1.6%	605	0.4%
Adjusted company restaurant operating margin (non-GAAP) (2)	$19,450	12.2%	$23,138	14.3%

Franchise operations: (4)
Franchise and license revenue:
Royalties	$88,421	49.6%	$90,106	48.2%
Advertising revenue	59,098	33.2%	58,818	31.4%
Initial and other fees	5,903	3.3%	10,994	5.9%
Occupancy revenue	24,847	13.9%	27,165	14.5%
Total franchise and license revenue	$178,269	100.0%	$187,083	100.0%

Costs of franchise and license revenue, excluding depreciation and amortization:
Advertising costs	$59,098	33.2%	$58,818	31.4%
Occupancy costs	15,482	8.7%	16,853	9.0%
Other direct costs	15,221	8.5%	16,986	9.1%
Total costs of franchise and license revenue, excluding depreciation and amortization	$89,801	50.4%	$92,657	49.5%
Franchise operating margin (non-GAAP) (2)	$88,468	49.6%	$94,426	50.5%
Adjustments (3)	2,532	1.4%	(75)	0.0%
Adjusted franchise operating margin (non-GAAP) (2)	$91,000	51.0%	$94,351	50.4%

Total operating revenue (5)	$337,660	100.0%	$348,569	100.0%
Total costs of operating revenue (5)	232,317	68.8%	231,610	66.4%
Restaurant-level operating margin (non-GAAP) (5)	$105,343	31.2%	$116,959	33.6%

(1)		As a percentage of company restaurant sales.
(2)		Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin and adjusted operating margin are considered non-GAAP financial measures and should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with GAAP.
(3)		Adjustments include legal settlement expenses, pre-opening costs, and other adjustments the Company does not consider in the evaluation of its ongoing core operating performance. Adjustments for the year-to-date period ended September 25, 2024 include a $2.6 million distribution to franchisees related to a review of advertising costs.
(4)		As a percentage of franchise and license revenue.
(5)		As a percentage of total operating revenue.

DENNY’S CORPORATION
Statistical Data
(Unaudited)

	Denny's				Keke's
Changes in Same-Restaurant Sales (1)	Quarter Ended		Three Quarters Ended		Quarter Ended		Three Quarters Ended
(Increase (decrease) vs. prior year)	9/25/24	9/27/23	9/25/24	9/27/23	9/25/24	9/27/23	9/25/24	9/27/23
Company Restaurants	(0.4)%	(1.4)%	(2.0%)	4.1%	(1.7)%	(3.4)%	(2.4%)	(3.4)%
Domestic Franchise Restaurants	(0.1)%	2.1%	(0.6%)	4.3%	(0.9)%	(5.3)%	(3.2%)	(5.3)%
Domestic System-wide Restaurants	(0.1)%	1.8%	(0.7%)	4.3%	(1.0)%	(5.0)%	(3.1%)	(5.0)%

Average Unit Sales
($ in thousands)
Company Restaurants	$771	$755	$2,288	$2,303	$423	$429	$1,323	$1,354
Franchised Restaurants	$465	$458	$1,395	$1,376	$439	$430	$1,368	$1,397

(1)
Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, initial and other fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

Restaurant Unit Activity	Denny's			Keke's
		Franchised			Franchised
	Company	& Licensed	Total	Company	& Licensed	Total
Ending Units June 26, 2024	64	1,477	1,541	11	51	62
Units Opened	—	2	2	—	—	—
Units Refranchised	(3)	3	—	—	—	—
Units Closed	—	(18)	(18)	—	(1)	(1)
Net Change	(3)	(13)	(16)	—	(1)	(1)
Ending Units September 25, 2024	61	1,464	1,525	11	50	61

Equivalent Units
Third Quarter 2024	62	1,470	1,532	11	50	61
Third Quarter 2023	66	1,523	1,589	8	48	56
Net Change	(4)	(53)	(57)	3	2	5

Ending Units December 27, 2023	65	1,508	1,573	8	50	58
Units Opened	—	10	10	4	—	4
Units Refranchised	(3)	3	—	(1)	1	—
Units Closed	(1)	(57)	(58)	—	(1)	(1)
Net Change	(4)	(44)	(48)	3	—	3
Ending Units September 25, 2024	61	1,464	1,525	11	50	61

Equivalent Units
Year-to-Date 2024	63	1,485	1,548	10	50	60
Year-to-Date 2023	65	1,525	1,590	8	47	55
Net Change	(2)	(40)	(42)	2	3	5